                                                                ASSET I

                                                                EXHIBIT 23(c)

                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm under the heading "Legal Matters" included in Amendment No. 2 to the Registration Statement on Form S-1 for fixed options available under certain flexible payment deferred combination fixed and variable annuity contracts issued by Sage Life Assurance of America, Inc. (File No. 333-77437). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    SUTHERLAND ASBILL & BRENNAN LLP



                                    By:   /s/ Stephen E. Roth
                                          ----------------------------------
                                          Stephen E. Roth, Esq.


Washington, D.C.
September 1, 2000